Exhibit 99.1

European Wax Center, Inc. Announces CFO Transition; Provides Updated Fiscal 2021 Guidance

Current Chief Operating Officer appointed CFO, effective immediately

Expects fiscal 2021 total revenue within previous guidance range

Expects Adjusted EBITDA and Adjusted net income slightly above previous guidance ranges

Ends fiscal 2021 with 853 centers and deepest pipeline ever

Plano, TX, January 18th, 2022 – European Wax Center, Inc. (the "Company" or "European Wax Center") (NASDAQ: EWCZ), a leading personal care franchise brand offering expert wax services, today announced that Chief Operating Officer David Willis has been appointed Chief Financial Officer. He will succeed Jennifer Vanderveldt, who is stepping down from the Company to pursue other opportunities, effective immediately. Mr. Willis will retain his role as COO.

David Berg, Chief Executive Officer of European Wax Center, said, “We thank Jennifer for her contributions to the Company, in particular her role in increasing the refinement of our accounting and finance teams and her leadership during our successful IPO process. I look forward to working with Jennifer over the next 30 days to convey her responsibilities to David and wish her and her family well as she transitions to a new opportunity. We have tremendous confidence in David Willis, who previously served as our CFO and played a critical role in setting our current strategy and positioning us for success in the public markets. Given David’s deep financial expertise and his leading role in the execution of our growth plan, the Board and the Company’s management team believe he is the perfect leader to support our path to increased shareholder value. In addition, we have talented and experienced finance and accounting teams well placed to continue to execute on our financial objectives.”

“It's been an honor to serve at European Wax Center,” said Ms. Vanderveldt. “I’m proud to have led the transformation of teams, processes, and technology that advanced our finance and investor relations functions. I’m confident David and the management team have the business well positioned for continued success, and I’m looking forward to my next professional chapter.”

David Willis served as European Wax Center’s CFO from July 2016 until December 2020. He was appointed COO in September 2019, serving in both roles concurrently until Jennifer joined the Company in 2020. Prior to joining the Company, Mr. Willis served as an Operating Partner for Riata Capital Group, LLC from October 2014 to July 2016, during which he provided consulting services to the Company on supply chain, finance and operations matters.

The CFO transition is unrelated to the quality of financial controls, financial statements or any other business matters or judgments.

Updated Fiscal 2021 Guidance

European Wax Center is also announcing updated financial expectations. For fiscal 2021 (52-weeks ended December 25, 2021), the Company currently expects:

•	Total revenue within previous guidance of $175.5 million to $178.5 million, which represents an increase at the midpoint of approximately 71% and 15% from 2020 and 2019, respectively;

•	Adjusted net income to slightly exceed previous guidance of $28.0 million to $29.0 million;

•	Adjusted EBITDA to slightly exceed previous guidance of $61.0 million to $63.5 million

“Solid momentum exiting the year, successful execution by our team and strong expense discipline have positioned us to exceed our profit guidance for fiscal 2021,” said Mr. Berg. “We delivered 30% growth in new customers versus 2019 despite elevated COVID concerns across our footprint. In addition, we opened 57 net new centers in fiscal 2021, nearly all of which were opened by existing franchisees, ending the year with our deepest pipeline ever of more than 330 locations. We are excited to build on our positive momentum into fiscal 2022.”

The Company plans to report financial results for the fourth quarter and full year 2021 in mid-March.

About European Wax Center, Inc.

European Wax Center, Inc. is a leading personal care franchise brand founded in 2004. The Company offers expert wax services from certified Wax Specialists, ensuring that every guest who walks through the door leaves feeling confident—in European Wax Center, Inc. and themselves. The Company provides guests with a first class, professional waxing experience by the most highly trained estheticians in the industry, within the privacy of clean, individual waxing suites. They're so confident everyone will love the experience, European Wax Center, Inc. offers a free complimentary wax to each new guest. The Company continues to revolutionize the waxing category with its innovative, signature Comfort Wax™. This proprietary blend is formulated with the highest quality ingredients to leave skin feeling smooth and make waxing an efficient and relatively painless experience. To help enhance and extend waxing services after leaving the center, European Wax Center, Inc. offers a complete collection of proprietary products in the skincare, body, and brow categories. European Wax Center, Inc. is a leading wax specialty personal care brand in the United States and, as of December 25, 2021, its network includes 853 centers nationwide.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include but are not limited to European Wax Center, Inc.'s strategy, outlook and growth prospects, and its operational and financial outlook for fiscal 2021 and long-term targets. Words including "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "plan," "potential," "predict," “project,” "seek," "should," “will,” or “would,” or, in each case, the negative thereof or other variations thereon or comparable terminology are intended to identify forward-looking statements. In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking.

These forward-looking statements are based on management's current expectations and beliefs. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause the Company’s actual results, performance or achievements to be materially different results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to: potential future impacts of the COVID-19 pandemic, including from variants thereof; the operational and financial results of its franchisees; the ability of its franchisees to enter new markets, select appropriate sites for new centers or open new centers; the effectiveness of the Company’s marketing and advertising programs and the active participation of franchisees in enhancing the value of its brand; the failure of its franchisees to participate in and comply with its agreements, business model and policies; the Company’s and its franchisees’ ability to attract and retain guests; the effect of social media on the Company’s reputation; the Company’s ability to compete with other industry participants and respond to market trends and changes in consumer preferences; the effect of the Company’s planned growth on its managements, employees, information systems and internal controls; a significant failure, interruptions or security breach of the Company’s computer systems or information technology; the Company and its franchisees’ ability to attract, train, and retain talented wax specialists and managers; changes in the availability or cost of labor; the Company’s ability to retain its franchisees and to maintain the quality of existing franchisees; failure of the Company’s franchisees to implement business development plans; the ability of the Company’s limited key suppliers, including international suppliers, and distribution centers to deliver its products; changes in supply costs and decreases in the Company’s product sourcing revenue; the Company’s ability to adequately protect its intellectual property; the impact of paying some of the Company’s pre-IPO owners for certain tax benefits it may claim; changes in general economic and business conditions; the Company’s and its franchisees’ ability to comply with existing and future health, employment and other governmental regulations; complaints or litigation that may adversely affect the Company’s business and reputation; the seasonality of the Company’s business resulting in fluctuations in its results of operations; the impact of global crises, such as the COVID-19 pandemic, the Company’s operations and financial performance; the Company’s access to sources of liquidity and capital to finance its continued operations and growth strategy and the other important factors discussed under the caption “Risk Factors” in the Company’s Registration Statement filed on Form S-1 filed with the Securities and Exchange Commission (the “SEC”), as such factors may be updated from time to time in its other filings with the SEC, accessible on the SEC’s website at www.sec.gov and Investors Relations section of the Company’s website at www.waxcenter.com.

These and other important factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any forward-looking statement that the Company makes in this press release speaks only as of the date of such statement. Except as required by law, the Company does not have any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise.

The financial expectations included in this release are estimated, preliminary and subject to quarter and year-end closing adjustments. As the Company has not completed its year-end fiscal close or the audit of its fiscal 2021 financial statements, the expectations presented in this press release may change.

Non-GAAP Financial Measures

In addition to the financial measures presented in this release in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"), the Company has included certain non-GAAP financial measures in this release, including Adjusted EBITDA and Adjusted net income. Management believes these non-GAAP financial measures are useful because they enable management, investors, and others to assess the operating performance of the Company.

We define EBITDA as net income (loss) before interest, taxes, depreciation and amortization. We believe that EBITDA, which eliminates the impact of certain expenses that we do not believe reflect our underlying business performance, provides useful information to investors to assess the performance of our business. We define Adjusted EBITDA as net income (loss) before interest, taxes, depreciation and amortization, adjusted for the impact of certain additional non-cash and other items that we do not consider in our evaluation of ongoing performance of our core operations. These items include exit costs related to leases of abandoned space, IPO-related costs, non-cash equity-based compensation expense, corporate headquarters office relocation, and other one-time expenses. We define Adjusted net income (loss) as net income (loss) adjusted for the impact of certain additional non-cash and other items that we do not consider in our evaluation of ongoing performance of our core operations. These items include exit costs related to leases of abandoned space, IPO-related costs, non-cash equity-based compensation expense, corporate headquarters office relocation, and other one-time expenses. Please refer to “Reconciliation of Non-GAAP Financial Measures to GAAP Equivalents” located in the financial supplement in this release.

This release includes forward-looking guidance for certain non-GAAP financial measures, including Adjusted EBITDA and Adjusted net income (loss). These measures will differ from net income (loss), determined in accordance with GAAP, in ways similar to those described in the reconciliations at the end of this release. We are not able to provide, without unreasonable effort, guidance for net income (loss), determined in accordance with GAAP, or a reconciliation of guidance for Adjusted EBITDA and Adjusted net income (loss) to the most directly comparable GAAP measure because the Company is not able to predict with reasonable certainty the amount or nature of all items that will be included in net income (loss).

Contacts

Investors:

ICR, Inc.

Allison Malkin/Annie Erner/Nina Weiss

IR@myewc.com

203-682-8225

European Wax Center, Inc.

Amir Yeganehjoo

Amir.Yeganehjoo@myewc.com

469-217-7486

Bethany Johns

Bethany.Johns@myewc.com

469-270-6888

Media:

Creative Media Marketing

Meredith Needle

Ewc@cmmpr.com

212-979-8884

3